EXHIBIT 11

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)


                                                        Six Months Ended               Three Months Ended
                                                            June 30,                         June 30,
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                                                       1997         1996                1997         1996
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Primary

Net income                                          $ 75,129        62,735             39,322        33,108
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Weighted average common shares outstanding           174,614       173,926            174,667       174,000
Average common shares added, assuming
   exercise of dilutive stock options                  3,909         2,432              4,081         2,658
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Weighted average common shares, as adjusted          178,523       176,358            178,748       176,658
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Primary net income per common share                 $   0.42          0.36               0.22          0.19
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Fully Diluted

Net income                                          $ 75,129        62,735             39,322        33,108
===========================================================================================================

Weighted average common shares outstanding           174,614       173,926            174,667       174,000
Average common shares added, assuming
   exercise of dilutive stock options                  4,346         2,502              4,346         2,658
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Weighted average common shares, as adjusted          178,960       176,428            179,013       176,658
===========================================================================================================

Fully diluted net income per common share           $   0.42          0.36               0.22          0.19
===========================================================================================================